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EXHIBIT 11

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MARK TWAIN BANCSHARES, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                           For The Three Months Ended
                                                                    March 31,
(in thousands of dollars except per share data)              1997              1996
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
PRIMARY
Earnings:
 Net income                                                   $14,659          $12,521
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Shares:
 Weighted average number of common shares outstanding      16,796,703       16,206,002
 Weighted average number of common share equivalents          396,109          285,953
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                                                           17,192,812       16,491,955
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Primary earnings per common share                               $0.85            $0.76
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ASSUMING FULL DILUTION
Earnings:
 Net income                                                   $14,659          $12,521
 After tax interest applicable to convertible notes                22               31
 After tax amortization of capital note fees                        2               39
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  Fully diluted net income                                    $14,683          $12,591
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Shares:
 Weighted average number of common shares outstanding      16,796,703       16,206,002
 Assuming conversion of Convertible Notes and dilutive
  stock options                                               522,635          571,247
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                                                           17,319,338       16,777,249
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Earnings per common share assuming full dilution                $0.85            $0.75
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